Exhibit 10.1
NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of July [●], 2024 by and among Focus Impact BH3 Acquisition Company (“BHAC”), Focus Impact BH3 NewCo, Inc. (“NewCo”) and the undersigned investors (collectively, the “Investor”).

RECITALS

WHEREAS, BHAC expects to hold a special meeting of stockholders (the “Meeting”) for the purpose of approving, among other things, an amendment to BHAC’s Amended and Restated Certificate of Incorporation, as amended (the “COI”) to extend the date (the “Termination Date”) by which BHAC must consummate an initial business combination (the “Initial Business Combination”) until February 7, 2025 (the “Initial Extension”) and to allow BHAC, without an additional stockholder vote, to further extend the Termination Date on a monthly basis for up to two times by an additional one month each time after February 7, 2025 (each one month extension, a “Monthly Extension”), by resolution of the board of directors of BHAC, unless the Closing of the Initial Business Combination shall have occurred prior thereto (the “Extension”);

WHEREAS, the COI provides that a stockholder of BHAC may redeem its shares of Class A common stock, par value $0.0001 per share, initially sold as part of the units in BHAC’s initial public offering (whether they were purchased in our initial public offering or thereafter in the open market) (the “Public Shares”) in connection with the COI amendment, on the terms set forth in the COI (“Redemption Rights”);

WHEREAS, Investor is willing to not exercise its Redemption Rights in connection with the Extension, or to validly rescind any previously submitted redemption demand, of certain of the Public Shares held by such Investor upon the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, BHAC and NewCo hereby agree as follows:

1.	Non-Redemption and Share Issuance.

1.1.
Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, (c) the Extension is approved at the Meeting and BHAC meets the continued listing requirements of Nasdaq following the Extension (including as a result of any redemptions of Public Shares in connection with the Extension being voted upon at the Meeting), and (d) BHAC implements the Extension, then NewCo hereby agrees to issue or cause to be issued, in connection with the Initial Extension and each Monthly Extension that shall occur prior to the consummation of the Initial Business Combination, promptly (but in any event no later than two (2) business days following the closing of the Initial Business Combination) to Investor for no additional consideration, that number of shares of Class A Common Stock, par value $0.0001 per share  of NewCo (“NewCo Common Stock”) set forth opposite Investor’s name on Exhibit A (the “Promote Shares” and such issuance, the “Share Issuance”). “Investor Shares” shall mean an amount of the Public Shares presently held by Investor equal to the lesser of an aggregate amount of (i) [   ] Public Shares, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other BHAC stockholders similar to this Agreement on or about the date of the Meeting.  BHAC agrees to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 a.m. Eastern time on the first business day following the date of the Meeting (and in all cases a sufficient amount of time to allow the Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares), provided, that such amount shall not exceed [  ] Public Shares.

1.2.	BHAC, NewCo and Investor hereby agree that the Share Issuance shall be subject to the condition that the Initial Business Combination is consummated.

Upon the satisfaction of the foregoing condition, NewCo shall promptly issue (but in any event no later than two (2) business days following the closing of the Initial Business Combination) the Promote Shares to Investor (or to such other accounts to whom Investor directs BHAC) free and clear of any liens or other encumbrances, other than pursuant to restrictions on transfer imposed by the Transfer Restrictions set forth in Section 1.7  and any applicable securities laws. BHAC covenants and agrees to facilitate the Share Issuance to Investor (or to such other accounts to whom Investor directs BHAC) in accordance with the foregoing.

Notwithstanding anything in this Agreement to the contrary, Investor shall be released with respect to the Transfer Restrictions set forth in Section 1.7 to the same extent as Focus Impact BHAC Sponsor, LLC (the “Sponsor”) is released from such restrictions in the Sponsor Letter Agreement with respect to its Restricted Sponsor Shares (as defined in the Sponsor Letter Agreement).

1.3.
Adjustment to Share Amounts.  If at any time the number of outstanding Public Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Public Shares or other similar event (which, for the avoidance of doubt, shall not include any conversion of shares of Class B Common Stock, par value $0.0001 per share of BHAC into Public Shares or the redemption of Public Shares), then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Public Shares.

1.4.	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Promote Shares.

1.5.
Delivery of Shares; Other Documents. At the time of the Share Issuance, NewCo shall issue the Promote Shares to Investor in book-entry form through NewCo’s transfer agent.  The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.6.
Registration Rights.  Concurrent with the delivery of Promote Shares to Investor under this Agreement, NewCo agrees to use commercially reasonable efforts to submit to or file with the Securities and Exchange Commission (the “Commission”), within sixty (60) calendar days after the consummation of the Initial Business Combination or as soon as reasonably practicable thereafter (the “Filing Date”) (at NewCo’s sole cost and expense), a registration statement on Form S-1 (the “Registration Statement”), registering the resale of the Promote Shares, which Registration Statement may include other shares of NewCo Common Stock and shares of NewCo Common Stock issuable upon exercise of outstanding warrants, and NewCo shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act of 1933, as amended, (the “Securities Act”) as soon as practicable after the earlier of (i) the filing thereof, following the closing of the Initial Business Combination and (ii) the 10th business day after the date NewCo is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”); provided, however, that NewCo’s obligations to include the Promote Shares in the Registration Statement are contingent upon Investor furnishing in writing to NewCo such information regarding Investor, the securities of NewCo held by Investor and the intended method of disposition of the Promote Shares as shall be reasonably requested by NewCo to effect the registration of the Promote Shares, and Investor shall execute such documents in connection with such registration as NewCo may reasonably request that are customary of a selling stockholder in similar situations, including providing that NewCo shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the Commission prevents NewCo from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Promote Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Promote Shares which is equal to the maximum number of Promote Shares as is permitted by the Commission. In such event, the number of Promote Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) business days thereafter, NewCo shall file the final prospectus under Rule 424 of the Securities Act. In no event shall Investor be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Investor be identified as a statutory underwriter in the Registration Statement, Investor will have an opportunity to withdraw from the Registration Statement. Investor shall not be entitled to use the Registration Statement for an underwritten offering of the Promote Shares. For purposes of clarification, any failure by NewCo to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effective Date shall not otherwise relieve NewCo of its obligations to file or effect the Registration Statement as set forth above in this Section 1.6.

1.7.
Transfer Restrictions. The transfer restrictions in Section 1.1(b) of that certain Sponsor Letter Agreement, dated March 11, 2024, by and among BHAC, NewCo and the Sponsor (the “Sponsor Letter Agreement”) or any successor or similar agreement entered into in connection with an Initial Business Combination, shall apply to the Promote Shares as if Investor was a party to the Sponsor Letter Agreement (the “Transfer Restrictions”)

1.8.
Termination.  This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of BHAC’s stockholders to approve the Extension at the Meeting, (b) BHAC’s determination not to proceed with the Extension, (c) the fulfillment of all obligations of parties hereto, (d) the liquidation or dissolution of BHAC, (e) the mutual written agreement of the parties hereto, or (f) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investors Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, NewCo’s obligation to issue the Promote Shares to Investor shall be conditioned on (i) the satisfaction of the condition set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting. This agreement and each of the obligations of NewCo shall terminate with respect to NewCo if the Business Combination Agreement (as defined below) is terminated prior to consummation.

1.9.
Termination of Business Combination Agreement.  If the Business Combination Agreement among BHAC, NewCo, BH3 Merger Sub 1, LLC, Focus Impact BH3 Merger Sub 2, Inc. and XCF Global Capital, Inc., dated March 11, 2024 (the “Business Combination Agreement”) is terminated, BHAC or any successor entity of BHAC agrees to effect the Share Issuance no later than two (2) business days following the closing of an Initial Business Combination with a different target company. To the extent that the business combination contemplated by the Business Combination Agreement is not consummated and BHAC completes an Initial Business Combination with a different target company, all references to NewCo in Sections 1.1, 1.5, 1.6, 1.7, 2.4.5, 7.1 and 13 will refer to BHAC or any successor entity of BHAC (the “Alternate Issuer”).

2.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, BHAC and NewCo that:

2.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Promote Shares.

2.2.
Accredited Investor.  Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.
Intent.  Investor is acquiring the Promote Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell the Promote Shares to or through any person or entity except as may be permitted hereunder.

2.4.	Restrictions on Transfer; Restrictions on Lending; Trust Account; Redemption Rights.

2.4.1.
Investor acknowledges and agrees that, following the issuance of the Promote Shares to Investor, the Promote Shares held by Investor will be subject to the Transfer Restrictions as set forth in Section 1.7 of this Agreement.

2.4.2.
Investor agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will allow the Investor Shares held by the Investor to be lent out or rehypothecated.

2.4.3.
Investor acknowledges and agrees that the Promote Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of BHAC’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.4.4.
Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by BHAC, to waive any right that it may have to elect to have BHAC redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension.  For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

2.4.5.
Investor acknowledges and understands the Promote Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Promote Shares, such Promote Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.  Investor agrees that, if any transfer of the Promote Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to NewCo an opinion of counsel satisfactory to NewCo that registration is not required with respect to the Promote Shares to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Promote Shares.

2.5.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Promote Shares.

2.6.
Risk of Loss.  Investor is aware that an investment in the Promote Shares is highly speculative and subject to substantial risks.  Investor is cognizant of and understands the risks related to the acquisition of the Promote Shares, including those restrictions described or provided for in this Agreement pertaining to transferability.  Investor is able to bear the economic risk of its investment in the Promote Shares for an indefinite period of time and able to sustain a complete loss of such investment.

2.7.
Independent Investigation.  Investor has relied upon an independent investigation of BHAC and NewCo and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from BHAC or NewCo or any representatives or agents of BHAC or NewCo, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of BHAC and NewCo and has had an opportunity to ask questions of, and receive answers from BHAC’s and NewCo’s management concerning BHAC and NewCo and the terms and conditions of the proposed sale of the Promote Shares and has had full access to such other information concerning BHAC and NewCo as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.8.
Organization and Authority.  If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Promote Shares, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

2.9.
Non-U.S. Investor.  If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Promote Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Promote Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Promote Shares. Investor’s subscription and payment for and continued beneficial ownership of the Promote Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.10.
Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.11.
No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.12.
No Advice from BHAC or NewCo.  Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors.  Except for any statements or representations of BHAC or NewCo explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of BHAC, NewCo or any of their representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, BHAC, NewCo, the Promote Shares, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.13.
Reliance on Representations and Warranties.  Investor understands that the Promote Shares are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that BHAC and NewCo are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.14.
No General Solicitation.  Investor is not subscribing for Promote Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.15.
Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Promote Shares nor is Investor entitled to or will accept any such fee or commission.

3.	Representations and Warranties of BHAC. BHAC represents and warrants to, and agrees with, the Investor that:

3.1.
Power and Authority.  BHAC is a corporation duly organized and validly existing and in good standing under the laws of Delaware and possesses all requisite corporate power and authority to enter into this Agreement and to perform all of the obligations required to be performed by BHAC hereunder.

3.2.
Authority. All corporate action on the part of BHAC and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of BHAC required pursuant hereto has been taken. This Agreement has been duly executed and delivered by BHAC and (assuming due authorization, execution and delivery by Investor and NewCo) constitutes BHAC’s legal, valid and binding obligation, enforceable against BHAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3.
No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by BHAC of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the COI, (ii) any agreement or instrument to which BHAC is a party or by which it is bound or (iii) any law, statute, rule or regulation to which BHAC is subject or any order, judgment or decree to which BHAC is subject. BHAC is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

3.4.
No General Solicitation.  BHAC has not offered the Promote Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.5.
Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by BHAC in connection with the sale of the Promote Shares nor is BHAC entitled to or will accept any such fee or commission.

3.6.
Reliance on Representations and Warranties.  BHAC understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of BHAC set forth in this Agreement.

4.	Representations and Warranties of NewCo. NewCo represents and warrants to, and agrees with, the Investor that:

4.1.
Power and Authority.  NewCo is a corporation duly organized and validly existing and in good standing under the laws of Delaware and possesses all requisite corporate power and authority to enter into this Agreement and to perform all of the obligations required to be performed by NewCo hereunder, including the Share Issuance.

4.2.
Authority. All corporate action on the part of NewCo and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of NewCo required pursuant hereto has been taken. This Agreement has been duly executed and delivered by NewCo and (assuming due authorization, execution and delivery by Investor and BHAC) constitutes NewCo’s legal, valid and binding obligation, enforceable against NewCo in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.
Title to Securities.  The Promote Shares have been duly authorized, and in the case of an Alternate Issuer, will be duly authorized, and, when issued to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Promote Shares pursuant to Section 1.7 of this Agreement and generally, under applicable securities laws).

4.4.
No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by NewCo of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Amended and Restated Certificate of Incorporation of NewCo, (ii) any agreement or instrument to which NewCo is a party or by which it is bound or (iii) any law, statute, rule or regulation to which NewCo is subject or any order, judgment or decree to which NewCo is subject. NewCo is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

4.5.
No General Solicitation.  NewCo has not offered the Promote Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.
Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by NewCo in connection with the sale of the Promote Shares nor is NewCo entitled to or will accept any such fee or commission.

4.7.
Reliance on Representations and Warranties.  NewCo understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of NewCo set forth in this Agreement.

5.
Trust Account.  Until the earlier of (a) the consummation of BHAC’s initial business combination; (b) the liquidation of the Trust Account; and (c) 42 months from consummation of BHAC’s initial public offering or such later time as the stockholders of BHAC may approve in accordance with the COI, BHAC will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank.  BHAC further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with a liquidation of BHAC if it does not effect a business combination prior to its termination date.

6.
Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.  With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1.
Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either BHAC, NewCo or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

7.2.
Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3.
Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.
Notices.  Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other.  Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.
Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability

10.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2.
Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.
Disclosure; Waiver. As soon as practicable, but in no event later than one business day, after execution of this Agreement, BHAC will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. BHAC agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.  Investor (i) acknowledges that BHAC and NewCo may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against BHAC, NewCo or any of BHAC’s or NewCo’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that BHAC and NewCo are relying on the truth of the representations set forth in Section 2 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement. BHAC shall, by 9:30 a.m., New York City time, on the first business day immediately following the date of the Meeting, issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that BHAC has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to BHAC’s knowledge, Investor shall not be in possession of any material, nonpublic information received from BHAC or any of its officers, directors or employees.

13.
Independent Nature of Rights and Obligations.  Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor, BHAC and NewCo as, and BHAC and NewCo acknowledge that Investor and BHAC and NewCo do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and BHAC and NewCo are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and BHAC and NewCo acknowledge that Investor and BHAC and NewCo are not acting in concert or as a group, and BHAC and NewCo shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.
Most Favored Nation. In the event BHAC or NewCo enter one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, BHAC and NewCo represent that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any such more favorable terms than the Investor, BHAC and NewCo shall promptly inform the Investor of such more favorable terms in writing, and the Investors shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

By:
Name: [ ]
Title: [ ]

[Signature Page to Non-Redemption Agreement]

BHAC:

FOCUS IMPACT BH3 ACQUISITION COMPANY

By:
Name:
Title: Chief Executive Officer

[Signature Page to Non-Redemption Agreement]

NEWCO:

FOCUS IMPACT BH3 NEWCO, INC.

By:
Name:
Title: Chief Executive Officer

Exhibit A

Investor	Promote Shares to be issued in the Share Issuance	Number of Public Shares to be Held as Investor Shares

Address:	[ ] Class A Common Stock for Initial Extension	[ ] Class A Common Stock

SSN/EIN:	[ ] Class A Common Stock for each Monthly Extension